UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 10, 2018

CDTi ADVANCED MATERIALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33710	06-1393453
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1700 Fiske Place
	Oxnard, California	93033
	(Address of Principal Executive Offices)	(Zip Code)

(805) 639-9458

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02                                           Results of Operations and Financial Condition.

On May 14, 2018, CDTi Advanced Materials, Inc. announced its financial results for the quarter ended March 31, 2018.  A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 10, 2018, CDTi Advanced Materials, Inc. received written notice from The NASDAQ Stock Market (“NASDAQ”) indicating that we are not in compliance with the $1.00 minimum bid price requirement for continued listing on the NASDAQ Capital Market, as set forth in Listing Rule 5550(a)(2). The notice has no immediate effect on the listing of our common stock, and our common stock will continue to trade on the NASDAQ Capital Market under the symbol “CDTI”.

In accordance with Listing Rule 5810(c)(3)(A), we have a period of 180 calendar days, or until November 6, 2018, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for at least ten consecutive business days during this 180-day period.

If we are is not in compliance by November 6, 2018, we may be afforded a second 180 calendar day period to regain compliance. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The NASDAQ Capital Market except for the minimum bid price requirement. In addition, we would be required to notify NASDAQ of our intent to cure the minimum bid price deficiency, which may include, if necessary, implementing a reverse stock split.

If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted by NASDAQ, NASDAQ will provide notice that our common stock will be subject to delisting. We would then be entitled to appeal the NASDAQ Staff’s determination to a NASDAQ Hearings Panel and request a review of the delisting determination.

We intend to monitor the closing bid price of our common stock and consider our available options to resolve the noncompliance with the minimum bid price requirement. No determination regarding our response has been made at this time. There can be no assurance that we will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other NASDAQ listing criteria.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit
Number	Description

99.1	Press Release issued by CDTi Advanced Materials, Inc. dated May 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2018	CDTi ADVANCED MATERIALS, INC.

	By:	/s/ Tracy Kern
Tracy Kern
Chief Financial Officer